EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA,

domiciled in Arizona

ENDORSEMENT APPLICABLE TO NON-QUALIFIED CONTRACTS

This Endorsement is part of your Contract and its provisions apply in lieu of any Contract provisions to the contrary. In this Endorsement, “we”, “our” and “us” mean Equitable Financial Life Insurance Company of America and “you” and “your” mean the Owner.

The Effective Date of this Endorsement is your Contract Date.

PART [I] – [GENERAL] DEFINITIONS

The following new Section is added to your Contract:

SECTION [1.15A] JOINT ANNUITANT

“Joint Annuitant” means the individual specified as such in the Data Pages.

The following is added at the end of the existing Section in your Contract:

SECTION [1.16] NON-NATURAL OWNER

If this Contract is titled with a Non-Natural Owner, then benefits under it are determined by the age of the Annuitant. If there is an ownership change under a Contract owned by a Non-Natural Owner to the Annuitant, the Annuitant continues to determine benefits under the Contract. If the Contract is titled with a Non-Natural Owner and issued with Joint Annuitants, for purposes of Payment Upon Death, then the Death Benefit is based on the second to die of the Joint Annuitants.

The following is added at the end of the existing Section in your Contract:

SECTION [1.17] OWNER

If a joint owner (“Joint Owner”) is shown in the Data Pages, the Owner and Joint Owner possess an undivided interest in this Contract and must act jointly in exercising any ownership rights. Except for purposes of the “Owner Death Distribution Rules” in the Section, “Payment Upon Death,” or as otherwise indicated, any reference to “you” and “your” in the Contract will apply to both the Owner and the Joint Owner.

PART [VII] – PAYMENT UPON DEATH

The following is added at the end of the existing Section in your Contract:

SECTION [7.01] BENEFICIARY

If a Contract is jointly owned, the surviving Joint Owner will be deemed the Beneficiary, superseding any other inconsistent Beneficiary designation.

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If a Contract has a Non-Natural Owner and Joint Annuitants, the surviving Joint Annuitant, will be deemed to be the Beneficiary superseding any other Beneficiary designation.

Where a Contract is owned by a Non-Natural Owner, the death of the Annuitant will trigger payment of any applicable Death Benefit as described in the Section, “Payment Upon Death,” except as otherwise provided in this paragraph. Where a Contract is owned by a Non-Natural Owner which is a “Living Trust” as defined in the last sentence of this paragraph, and if the named Annuitant’s surviving spouse is the sole beneficiary of the trust, the trust may request that the surviving spouse be substituted as Annuitant (who is deemed Beneficiary) as of the date of the Annuitant’s death, and the Contract continues. No further change of Annuitant will be permitted. Where a Joint Annuitant is named under a Contract owned by a Non-Natural Owner which is a trust, if at the time of the first Joint Annuitant’s death, no Death Benefit is payable and, the trust may request that the surviving Annuitant continue the Contract under the second sentence of this paragraph. The Death Benefit will be payable upon the death of the surviving Joint Annuitant. Where a Joint Annuitant is named under a Contract owned by a Non-Natural Owner which is a trust, no Death Benefit is payable and the Contract continues if: (i) at the time of the first Joint Annuitant’s death; (ii) the surviving Annuitant is the surviving spouse who is the sole beneficiary of the trust, unless otherwise not permitted under a Rider attached to this Contract; and (iii) the trust requests that the surviving Annuitant (and is deemed Beneficiary) continue the Contract. A Living Trust is a trust that meets the following conditions: (i) it is revocable at any time by the grantor, (ii) the grantor has exclusive control of the trust, (iii) no person other than the grantor has any interest in the trust during the grantor’s lifetime, and (iv) the grantor’s spouse is the sole beneficiary of the trust.

The following is added at the end of the existing Section in your Contract:

SECTION [7.02] PAYMENT UPON DEATH

The “Payment Upon Death” provisions of this Contract are subject to the “Owner Death Distribution Rules Under Section 72(s) of the Code” described below in this Section.

Non-Natural Owner Contract: Where a Contract is owned by a Non-Natural Owner, any applicable Death Benefit will be based on the death of the named Annuitant. Where a Joint Annuitant is named under a Contract, the death of the second to die of the Joint Annuitants will trigger payment of any applicable Death Benefit. For purposes of this Section, “you” refers to the Annuitant or the second to die of the Joint Annuitants, if applicable, when describing the effect of death under a Contract owned by a Non-Natural Owner.

Where a Joint Annuitant is named under the Contract, upon the death of the first Joint Annuitant to die, the Contract continues with the single remaining Annuitant, unless distribution is required under federal tax rules described further in this Endorsement. A Death Benefit is payable at the death of the remaining Annuitant.

Joint Owner Contract: Where a Contract is jointly owned, a Death Benefit is payable at the death of the second to die of the Joint Owners. For non-spousal Joint Owners, special rules apply as described in the section “Non-Spousal Contract Continuation”. For purposes of this Section, “Payment Upon Death,” “you” refers to the second to die of the Joint Owners when describing the effect of death under a Contract jointly owned

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Owner and Annuitant are different individuals: If the Owner and Annuitant are different individuals, at the death of the Annuitant, the Owner becomes the new Annuitant and the Contract continues. No Death Benefit is payable until after the Owner’s death. If the Contract is jointly owned and the Annuitant is not either of the two Owners, at the death of the Annuitant, the older Owner will become the Annuitant if the Owners do not designate a new Annuitant. Where a Joint Annuitant is named under the Contract, upon the death of the first Joint Annuitant, the Contract continues with the single remaining Annuitant unless distribution is required under federal tax rules described further in this Endorsement. Where a Joint Annuitant is named under the Contract and both Joint Annuitants die, then provisions of the first three sentences of this paragraph become operative.

Owner Death Distribution Rules Under Section 72(s) of the Code

Section 72(s) of the Code requires that where any annuity contract owner dies on or after the annuity starting date and before the entire interest in the annuity contract has been distributed, the remaining portion of the interest must be distributed at least as rapidly as under the method of distribution being used as of the date of death. Section 72(s) of the Code also requires that where any annuity contract owner dies before the annuity starting date, the entire interest in the annuity contract must be distributed within five years after the owner’s death as described in Section 72(s)(1)(B) of the Code. For purposes of this Endorsement, this is called the “Five Year Rule”.

If the beneficiary is an individual, in the alternative, payments must begin within one year after the owner’s death as a life annuity or other permissible form of periodic payment, such as an installment option for a period of no longer than the life expectancy of the individual beneficiary, as described in Section 72(s)(2) of the Code. For purposes of this Endorsement, this is called the “One Year Rule”.

However, if the beneficiary is the owner’s surviving spouse, no payments of the owner’s interest in the annuity contract are required until after the surviving spouse’s death subject to the “Owner Death Distribution Rules” in the Section, “Payment Upon Death.” If the owner is non-natural, then the death of the annuitant triggers the required payment. Where a Joint Annuitant is named under a Contract with a Non-Natural Owner, any applicable Death Benefit will be based on the second Joint Annuitant’s death as described earlier in this Endorsement, however, the death of the primary Annuitant may require distributions described here if the Annuitants are not married at death.

Owner Death Distribution Rules--Contract Continuation

Under any of the following circumstances, if you die before the Contract] Maturity Date, the Death Benefit described in this Section, “Payment Upon Death”, if applicable, will not be distributed in a single sum and the Contract will continue as described in subsections (1) through (5) below, whichever is applicable.

(1)	Single Owner Contract with a Non-Spousal Beneficiary(ies)

Upon the death of the Owner, a Death Benefit is payable. Your Beneficiary has the choice to request payment of the Death Benefit as (i) a single sum, (ii) an Annuity Benefit under Part [VIII] of this Contract, or (iii) payment of the Death Benefit under the NQ Beneficiary Continuation Option described in the Section, “NQ Beneficiary Continuation Option”.

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If the Death Benefit is paid in the form of an Annuity Benefit, the One Year Rule applies. Alternatively, the Beneficiary may elect to continue the Contract under the Five Year Rule, following the terms of the “NQ Beneficiary Continuation Option” described below in this Section. A Beneficiary must submit a timely claim with all Beneficiary Requirements in order to preserve the right to any payment or continuation option. If the Beneficiary does not affirmatively elect one of the payment of the Death Benefit options described in the first paragraph of this section, , then the default will be that the Beneficiary will be treated as having elected the Five Year Rule. That is, all amounts under the Contract must be distributed to the Beneficiary no later than the fifth anniversary after your death. If the Beneficiary fails to provide us with timely Beneficiary Requirements, all amounts under the Contract will be deemed distributed to the Beneficiary as of the fifth anniversary after your death.

Withdrawal Charges will no longer apply and no additional Contributions may be made to the Contract after your death.

(2)	Single Owner Contract with a Sole Spousal Beneficiary - Spousal Continuation as Successor Owner Annuitant

When the Owner dies, a Death Benefit is payable. However, if you are married at the time of your death and the only person named as your sole primary Beneficiary under the “Beneficiary” Section of this Contract is your surviving spouse and your surviving spouse elects to become the Successor Owner Annuitant under the Spousal Continuation option under your Contract, then no Death Benefit will be distributed under the Contract until after your surviving spouse’s death. Your surviving spouse has the choice to request payment of the Death Benefit in a single sum, an Annuity Benefit under Part [VIII] of this Contract, or payment of the Death Benefit under the NQ Beneficiary Continuation Option described in the Section, “NQ Beneficiary Continuation Option”.

Withdrawal Charges do not apply to the Annuity Account Value after your death. Withdrawal Charges will apply to new Contributions made by your surviving spouse to the Contract.

(3)	Joint Owner Contract - Spousal Continuation

The following Death Benefit and Spousal Continuation terms apply for Joint Owners who are spouses and for Contracts owned by a Non-Natural Owner with Joint Annuitants who are spouses. For Contracts owned by a Non-Natural Owner, reference below to “Joint Owner” is replaced with reference to “Joint Annuitant” and reference to “Owner” is replaced with “Annuitant”.

(A)

Upon the death of the first Joint Owner to die, the Joint Owner surviving spouse continues the Contract as the sole Owner, subject to all Contract rules and no Death Benefit is payable until after your Joint Owner surviving spouse’s death.

Withdrawal Charges continue to apply to the Annuity Account Value and any future Contributions.

(B)	Upon the death of the second Joint Owner, a Death Benefit is payable. Your beneficiary has the choice to request payment of the Death Benefit in a single

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sum, an Annuity Benefit under Part [VIII] of this Contract, or payment of the Death Benefit under the NQ Beneficiary Continuation Option described in the Section, “NQ Beneficiary Continuation Option”. Any election relating to the manner of payment of a Death Benefit must be made no later than the applicable Benefit Transaction Date.

(4)	Joint Owner Contract - Non-Spousal Contract Continuation

The following Death Benefit Contract Continuation terms apply for Joint Owners that are not spouses.

(A)

Upon the death of the first Joint Owner to die, no Death Benefit is payable. The surviving Owner has the choice to request payment of the Cash Value in (i) a single sum, (ii) an Annuity Benefit under Part [VIII] of this Contract, or (iii) payment of the Cash Value under the NQ Beneficiary Continuation Option described in the Section, “NQ Beneficiary Continuation Option.”

If the Cash Value is paid in the form of an Annuity Benefit, the One Year Rule applies. Alternatively, the surviving Owner may elect to continue the Contract under the terms of the “NQ Beneficiary Continuation Option” described below in this Section. The surviving Owner must submit a timely claim with all Beneficiary Requirements in order to preserve the right to any payment or continuation option.

If the surviving Owner does not affirmatively elect one of the payment of the Cash Value options described in the first paragraph of this section, then the default will be that the surviving Owner will be treated as having elected the Five Year Rule. That is, all amounts under the Contract must be distributed to the surviving Owner no later than the fifth anniversary after your death. If the surviving Owner fails to provide us with timely Beneficiary Requirements, all amounts under the Contract will be deemed distributed to the surviving Owner as of the fifth anniversary after your death.

Withdrawal Charges continue to apply. No additional Contributions are permitted under the Contract.

(B)	Upon the death of the second Joint Owner, a Death Benefit is payable. The Death Benefit will be distributed as described in Section [7.04] NQ Beneficiary Continuation below..

(5)	Any Individual Beneficiary or Surviving Joint Owner - Election of the “NQ Beneficiary Continuation Option”

If the Owner, Joint Owner, Annuitant, or Joint Annuitant, whichever is applicable based on ownership, as shown in the Data Pages, dies before the Contract Maturity Date, a named Beneficiary or surviving Joint Owner who is an individual may elect to continue the Contract and have the Death Benefit or Cash Value, whichever is applicable, paid under the terms of the “NQ Beneficiary Continuation Option” described in the Section, “NQ Beneficiary Continuation Option”.

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The following is added at the end of the existing Section in your Contract:

SECTION [7.03] MANNER OF PAYMENT

A Beneficiary may elect to apply a Death Benefit to an Annuity Benefit as described in Part [VIII] of the Contract. Any Death Benefit applied as an Annuity Benefit in Part [VIII] will be paid out over the life of the Beneficiary or for a period not exceeding the Beneficiary’s life expectancy (such payments must begin in accordance with the “One Year Rule” described in the Section, “Payment Upon Death,” and any Death Benefit that is not applied as an Annuity Benefit in Part [VIII] will be paid out in accordance with the “Five Year Rule” described in the Section, “Payment Upon Death.”

The following Section is added at the end of Part [VII] in your Contract:

SECTION [7.04] NQ BENEFICIARY CONTINUATION OPTION

This Section applies only if you die before the Contract Maturity Date, and the Beneficiary named under the “Beneficiary” Section of this Contract is an individual. A Beneficiary who is a non-natural entity is not eligible to elect to continue coverage under the Contract as a “Continuation Beneficiary” under the NQ Beneficiary Continuation Option. This Section does not apply to any Beneficiary that is not an individual, and that non-individual Beneficiary’s portion of the Death Benefit described in the “Payment Upon Death” Section of this Contract is payable to the Beneficiary in a lump sum.

If the Beneficiary qualifies to continue this Contract, and we receive that Beneficiary’s completed election as provided below, each such Beneficiary electing to continue his or her portion of the interest in this Contract is a “Continuation Beneficiary”. For any Beneficiary who does not timely elect to continue his or her portion of the interest in this Contract, we will pay in a single sum that Beneficiary’s share of the Death Benefit or other portion of the interest in this Contract pursuant to the “Payment Upon Death” Section of this Contract.

The terms of the Beneficiary Continuation Option are as follows:

(i)	The Continuation Beneficiary will automatically become the successor Owner with respect to that individual’s portion of the interest in the Contract.

(ii)

We must receive an eligible individual’s election to continue coverage under the Contract as a “Continuation Beneficiary” under the NQ Beneficiary Continuation Option at our Processing Office within [nine (9) months] after your death and before the individual’s share of the Death Benefit or interest in the Contract, as applicable, is paid out in any manner inconsistent with that individual’s election to continue the Contract under the NQ Beneficiary Continuation Option.

(iii)	The Continuation Beneficiary may not assign his/her share of the interest in the Contract.

(iv)

The Continuation Beneficiary may transfer amounts or make changes regarding an allocation to any Variable Investment Option with respect to the Continuation Beneficiary’s share of the interest in the Contract.

(v)

Except as provided in Section [7.02] of this Contract, the Continuation Beneficiary may transfer amounts or make changes regarding an allocation to any Segment with respect to the Continuation Beneficiary’s share of the interest in the Contract. Amounts allocated to

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the Structured Investment Option may not have a Segment Maturity Date longer than the remaining distribution period.

(vi)	The Continuation Beneficiary cannot make any additional Contributions to this Contract.

(vii)

Distributions to the Continuation Beneficiary will be made in accordance with the Continuation Beneficiary’s election. The Continuation Beneficiary must take distribution of his/her share of the interest in the Contract in accordance with the One Year Rule or the Five Year Rule described above in the Section, “Payment Upon Death”, “Owner Death Distribution Rules Under Section 72(s) of the Code”.

(viii)

Withdrawal Rights: Withdrawals from his/her share of the interest in the Contract made by a Continuation Beneficiary under the NQ Beneficiary Continuation Option are not subject to a Withdrawal Charge, if a Death Benefit is payable. If a Death Benefit was not payable, then withdrawals may be subject to a Withdrawal Charge, if one applies.

If the Continuation Beneficiary has elected to take distribution of his/her share of the interest in the Contract in accordance with the Five Year Rule, the Continuation Beneficiary may withdraw any portion of his/her share of the interest in the Contract at any time, with any amount of his/her share of the interest in the Contract remaining to be paid fully on the fifth anniversary of your death.

If the Continuation Beneficiary has elected to take distribution of his/her share of the interest in the Contract in accordance with the One Year Rule, the Continuation Beneficiary may withdraw any portion of his/her share of the interest in the Contract at any time. Payments will continue to be made to the Continuation Beneficiary as described in accordance with the One Year Rule, from his/her share of the interest in the Contract, as reduced by the withdrawal.

(ix)

Death of the Continuation Beneficiary: Upon the Continuation Beneficiary’s death, we will make a single sum payment of any of his/her remaining share of the interest in the Contract to the person designated by the deceased Continuation Beneficiary to receive any such payment, unless the person designated by the deceased Continuation Beneficiary is eligible to, and elects to, continue the payment method originally elected by the Continuation Beneficiary over any remaining life expectancy period of the Continuation Beneficiary.

The following Section is added at the end of Part [VII] in your Contract:

SECTION [7.05] EFFECT OF DIVORCE ON REQUIRED PAYMENTS AT DEATH

Rules Applicable upon Divorce:

I.

If the Owner of a single owned Contract notifies us in writing in a timely manner of his or her divorce, and in accordance with the divorce decree (“Court Order”), requests that we change ownership under the Contract to his or her ex-spouse, we will permit such change of ownership under the Contract to the ex-spouse. Your ex-spouse must meet the age requirements under this Contract and must meet the age requirements for any applicable Rider(s) attached to this Contract.

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II.

If a Joint Owner notifies us in writing in a timely manner of his or her divorce, and in accordance with the Court Order, requests that we (i) change ownership under the Contract to one of the Joint Owners as a single Owner Contract, or (ii) divide the Contract, we will permit such change as near as is practicable in accordance with the Court Order.

The Contract will be subject to any Withdrawal Charges in effect. If a new Contract is issued to the ex-spouse, the new Contract will be subject to the Withdrawal Charges in the new Contract.

III.

If the Contract was issued as a Joint Owner Contract and the Joint Owners subsequently divorce, and the Contract is not split, then the Owner Death Distribution Rules described in section 7.02(4) shall apply.f

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

[	[

Mark Pearson, Chief Executive Officer]	José Ramón González Chief Legal Officer and Secretary]

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